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As filed with the Securities and Exchange Commission on March 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

CAREER EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3932190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois, 60195, (847) 781-3600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John M. Larson
Chairman, President and Chief Executive Officer
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois,60195, (847) 781-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lawrence D. Levin, Esq.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
(312) 902-5200

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Debt Securities
Preferred Stock, $.01 par value(5)
Common Stock, $.01 par value(5)
Total	$300,000,000 (3)	(6)	$300,000,000	$24,270

(1)
Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance of the securities hereunder.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of any accrued interest, distributions and dividends. The maximum aggregate offering price of all securities registered hereunder will not exceed $300,000,000. If any debt securities are issued at an original issue discount, then the securities registered hereunder shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued hereunder will equal $300,000,000.
(4)
Calculated pursuant to Rule 457(o).
(5)
In addition, the Registrant is registering an indeterminable number of shares of preferred stock and common stock that may be issued from time to time upon conversion of convertible debt securities or convertible preferred stock. Because this additional preferred stock and common stock is issuable only upon the conversion of convertible debt securities or convertible preferred stock for no separate consideration, no registration fee is required with respect to such preferred stock and common stock pursuant to the provisions of Rule 457(i).
(6)
Not applicable pursuant to General Instruction II.D. of Form S-3.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2003

PROSPECTUS

$300,000,000

Debt Securities
Preferred Stock
Common Stock

        By this prospectus, we may periodically offer and issue any combination of the following securities:

  •
  unsecured debt securities consisting of debentures, notes and/or other evidences of unsecured indebtedness, in one or more series;

  •
  preferred stock, in one or more series; and

  •
  common stock.

        The total offering price of these securities will not exceed $300,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you purchase any of these securities.

        Our common stock is listed on the Nasdaq National Market under the symbol "CECO."

        Investing in our securities involves certain risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, which is incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
THE COMPANY	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF CAPITAL STOCK	11
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	15
EXPERTS	15

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement we have filed with the SEC. By using a shelf registration statement, we may sell, from time to time and in one or more offerings, any combination of the securities described in this prospectus. We may sell these securities separately, together or in units. We will not sell more than $300,000,000 of securities through these offerings.

        In this prospectus, we provide you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering. In the prospectus supplement, we may also add to, update or charge information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information." Prior to investing in securities we offer pursuant to this prospectus, you should read the most recent risk factors, which currently appear under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, included in incorporated documents and any update to those risk factors included in the accompanying prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

        When used in this prospectus, an accompanying prospectus supplement or the documents incorporated by reference herein, the following terms have the following meanings:

  •
  the term "school" means a campus or group of campuses known by a single brand name, such as The Katharine Gibbs Schools or Collins College;

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  the term "campus" means a single location of any school, such as the New York campus of The Katharine Gibbs Schools or Collins College in Tempe, Arizona; and

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  the term "institution" means a main campus and its additional locations, as such are defined under regulations of the U.S. Department of Education.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10005. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's web site at http://www.sec.gov.

        This prospectus is part of a registration statement we filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and its exhibits and schedules. For more information about us, please see the registration statement and its exhibits and schedules, which can be obtained from the SEC as described above.

        The SEC allows us to "incorporate by reference" into this prospectus other documents we file separately with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information and information contained in this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus:

  1.
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002;

  2.
  Our Current Report on Form 8-K dated February 17, 2003;

  3.
  The description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on October 21, 1997 and any amendment or report that we file to update the description; and

  4.
  The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A that we filed with the SEC on May 28, 2002 and any amendment or report that we file to update the description.

        You may obtain a copy of the documents we incorporate by reference, at no cost, by writing or telephoning us at the following address and telephone number:

Career Education Corporation
Attn: Investor Relations Department
2895 Greenspoint Parkway, Suite 600
Hoffman Estates, Illinois, 60195
Telephone: (847) 781-3600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contain "forward-looking statements," as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, that reflect our current expectations regarding our future growth, results of operations, performance and business prospects and opportunities. We have tried to use words such as "anticipate," "believe," "plan," "expect," "intend" and similar expressions to identify these forward-looking statements. These statements are based on information currently available to us and are subject to risks and uncertainties, including those discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, that could cause our actual growth, results of operations, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements.

THE COMPANY

        We are a provider of private, for-profit postsecondary education with 51 campuses throughout the United States, Canada, France, the United Kingdom and the United Arab Emirates. We also offer online programs through American InterContinental University-Online, our e-learning division. Including the impact of our February 18, 2003 acquisition of the INSEEC Group, our total student population as of January 31, 2003 would have been approximately 55,000. Our schools enjoy long operating histories and offer a variety of master's degree, bachelor's degree, associate's degree, and diploma programs in career-oriented disciplines.

        We were founded in January 1994 to capitalize on opportunities in the large and highly fragmented postsecondary school industry. Since our inception, we have completed 25 acquisitions and have opened four branch start-up campuses. We have acquired schools that we believe possess strong curricula, leading reputations and broad marketability, but that have been under managed from a marketing and/or financial standpoint. We seek to apply our expertise in operations, marketing and curricula development, as well as our financial strength, to improve the performance of these schools.

        Our schools offer educational programs principally in the following five career-related fields of study, identified by us as areas with highly interested and motivated students, strong entry-level employment opportunities and ongoing career and salary advancement potential:

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  Visual Communication and Design Technologies: These programs include desktop publishing, graphic design, fashion design, interior design, graphic imaging, web page design, animation, photography and visual journalism.

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  Information Technology: These programs include PC/LAN, PC/Net, computer technical support, computer network operation, computer information management and computer programming.

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  Business Studies: These programs include business administration, business operations, e-commerce, merchandising management and hospitality management.

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  Culinary Arts: These programs include culinary arts, hotel and restaurant management and pastry arts.

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  Health Education: These programs include healthcare management, dental office administration, medical massage science, medical office administration, medical assisting, dental assisting, medical administrative assisting and massage therapy.

        We were incorporated in Delaware on January 5, 1994. Our principal executive offices are located at 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195 and our telephone number is (847) 781-3600. Our web site is located at http://www.careered.com.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures and repayment of existing debt. We may also use the net proceeds to fund acquisitions of other businesses. We will describe the use of the net proceeds from the sale of securities in the prospectus supplement for that offering. Pending their use, we may invest the net proceeds in short-term, interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year ended December 31,
	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	44.3	32.3	26.2	12.5	6.0
Ratio of earnings to combined fixed charges and preferred stock dividends	44.3	32.3	26.2	12.5	5.4

        For purposes of this calculation, earnings consist primarily of income from continuing operations before provision for income taxes, minority interests, and fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of premiums, discounts, and capitalized expenses related to indebtedness. Combined fixed charges and preferred stock dividends include preferred stock dividend requirements and fixed charges. Preferred stock dividends consist of the pre-tax earnings required to pay dividends on all preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

        The following description sets forth general terms that may apply to the debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer pursuant to this prospectus up to $300 million aggregate principal amount of debt securities from time to time in one or more series, or if the debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $300 million. However, our existing $200 million senior credit facility requires us to satisfy various financial covenants on a periodic basis and limits the aggregate amount of additional debt that we may have outstanding to $100 million. As of the date of this filing, we are in compliance with these financial covenants and have no debt outstanding that would count against this limit. The debt securities will be our direct, unsecured obligations and, as indicated in the applicable prospectus supplement, will either be (1) senior debt that ranks equally in right of payment with all of our other current and future unsecured, unsubordinated indebtedness and senior in right of payment to all current and future subordinated indebtedness or (2) subordinated debt that ranks equally in right of payment with all of our other current and future subordinated indebtedness and junior in right of payment to all of our current and future senior debt. The debt securities will be issued under a senior or subordinated indenture, as applicable, between us and one or more trustees. The indentures will not limit the amount of debt securities that we may issue thereunder. The form of the indentures will be filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements that we enter into with the applicable trustee from time to time. The following summary of various provisions of the indentures is not complete. If you would like more information about the indentures, you should read their more detailed provisions.

        Because we are a holding company and conduct our business through our subsidiaries, debt securities we issue will be structurally subordinated to the liabilities of our subsidiaries, including any liabilities of our subsidiaries resulting from their guarantee of repayment of our obligations under our senior credit facility. Our rights, and the rights of our creditors, including the holders of the debt securities, to participate in any distribution of the assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary which would include the obligations under our revolving credit facility which is guaranteed by our subsidiaries, except to the extent that our claims as a creditor of that subsidiary may be recognized.

        We will include specific terms relating to a particular series of debt securities in a prospectus supplement relating to the offering. The terms we will describe in the prospectus supplement will include some or all of the following:

  •
  the distinct title and designation (including whether they are senior debt or subordinated debt) of the debt securities;

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  the terms, if any, on which the debt securities will be subordinate to any of our other debt;

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  the total principal amount and initial offering price, expressed as a percentage of the principal amount, of the debt securities;

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  the date or dates when the principal of the debt securities will be payable;

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  the rate at which the debt securities will bear interest;

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  the date from which interest on the debt securities will accrue;

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  the dates when interest on the debt securities will be payable and the regular record date for these interest payment dates;

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  the place where

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  the principal, premium, if any, and interest on the debt securities will be paid,

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  registered debt securities may be surrendered for registration of transfer, and

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  debt securities may be surrendered for exchange;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  the terms and conditions upon which we will have the option to redeem the debt securities;

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  the denominations in which any registered debt securities will be issuable, if other than denominations of $1,000 or integral multiples, and the denominations in which any bearer debt securities will be issuable, if other than a denomination of $5,000;

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  the identity of the trustee, security registrar, authenticating agent and paying agent;

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  the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

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  any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

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  any material changes to the events of default, defaults or covenants described herein;

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  whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

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  whether we will issue the debt securities in certificated or book-entry form;

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  whether the holders of the debt securities will have any rights to require the us to redeem the debt securities prior to maturity;

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  to whom interest will be payable

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  if other than the registered holder (for registered debt securities),

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  if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

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  if other than as specified in the indentures (for global debt securities);

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  if the debt securities are to be convertible or exchangeable for other securities, the terms of conversion or exchange;

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  any securities exchanges or markets on which the debt securities will be listed; and

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  any other material terms of the debt securities.

        We may issue debt securities as original issue discount securities to be sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to original issue discount securities that we issue will be described in the prospectus supplement for those debt securities.

Registration and Transfer

        We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we will describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the prospectus supplement for that offering.

        Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and of similar principal amount at the corporate trust office of the trustee in New York, New York or at any other office we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. We will describe any procedures for the exchange of bearer securities for other debt securities of the same series in the prospectus supplement for that offering. Generally, we will not allow you to exchange registered securities for bearer securities.

        In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000, or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

        If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

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  the conversion price or exchange ratio;

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  the conversion or exchange period;

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  whether the conversion or exchange will be mandatory or at the option of the holder or us;

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  provisions for adjustment of the conversion price or exchange ratio; and

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  provisions that may affect the conversion or exchange if the debt securities are redeemed.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. This means we would not issue certificates to each holder. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be registered for transfer or exchange except:

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  as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

  •
  in any other circumstances described in the prospectus supplement applicable thereto.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in the applicable prospectus supplement, debt securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security or, in some cases, global securities registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit on its book entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities. If we directly offer and sell debt securities, the accounts to be credited will be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and the laws may impair the ability to transfer beneficial interests in the global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or registered holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders of the debt securities for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, then the depositary would authorize the participants to give this notice or take this action, and participants would authorize beneficial owners owning through these participants to give this notice or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

        Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        Each indenture will provide that we may, without the consent of holders of the debt securities, consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, and we may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to us so long as:

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  the surviving entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no event of default or event, after notice and/or lapse of time would become an event of default, will have occurred and be continuing under the indenture; and

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  certain other conditions regarding delivery of an officers' certificate and opinion of counsel are met.

        Except as described above or unless the terms of the applicable series of debt securities provide otherwise, the debt securities will not contain any provision that afford the holders of the debt securities protection in the event that we undertake a highly leveraged transaction or have a change of control.

Events of Default

        Unless otherwise provided in a prospectus supplement, the following will be "events of default" regarding any series of debt securities under each indenture:

  •
  default for 30 days in the payment of any interest installment when due and payable;

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  default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

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  default in the making of any sinking fund payment when due;

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  default in the performance of any covenant in the debt securities or in the indenture for 90 days after notice to us by the applicable trustee or by holders of 25% in principal amount of the outstanding debt securities of that series;

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  events of bankruptcy, insolvency and reorganization of us or one of our significant subsidiaries; and

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  any other event of default provided in a supplemental indenture with respect to that series of debt securities.

We will be required to file every year with the trustee an officers' certificate stating whether any default exists and specifying any default that exists.

        If an event of default occurs and continues with respect to debt securities of a particular series, the applicable trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders shall have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

        The holders of a majority in principal amount of the outstanding debt securities of the series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under each indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the other, non-directing holders.

Modification or Waiver

        Each indenture will allow us and the applicable trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. However, without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

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  reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

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  change any place of payment where any debt security or any premium or interest thereon is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt security or, in the case of redemption, on or after the redemption date;

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  affect adversely the right of repayment at the option of the holder of any debt security of the series;

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  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for a supplemental indenture, or the consent of whose holders is required for any waiver of compliance with various provisions of the indenture or various defaults thereunder and their consequences provided for in the indenture; or

  •
  modify any of the foregoing described provisions.

        Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        Each indenture will allow us and the applicable trustee, without the consent of any holders of any series of debt securities, to enter into supplemental indentures for various purposes, including:

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  evidencing the succession of another entity to us and the assumption of our covenants and obligations under the debt securities and the indenture by the successor;

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  adding to our covenants for the benefit of the holders;

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  adding additional events of default for the benefit of the holders;

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  establishing the form or terms of any series of debt securities issued under the supplemental indentures;

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  curing ambiguities or inconsistencies in the indentures; and

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  making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

Covenants

        Existence.    Except as permitted under "—Consolidation, Merger and Sale of Assets," each indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, each indenture will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject, (1) to transmit by mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections, (2) to file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections and (3) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of the documents to any prospective holder.

        Additional Covenants.    Any additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Defeasance

        Each indenture will include provisions allowing us to be discharged from our obligation on the debt securities of any series. To be discharged from our obligations on the debt securities, we would be required to deposit with the trustee, money or U.S. government obligations sufficient to make all principal, premium (if any) and interest payments on those debt securities. If we make this defeasance deposit with respect to your debt securities, we may elect either:

  •
  to be discharged from all of our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

  •
  to be released from restrictions relating to liens and sale-leaseback transactions and, in the case of all debt securities, to be released from other covenants as may be described in the prospectus supplement relating to such debt securities.

        To establish the trust, we must deliver to the trustee an opinion of our counsel that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount, and in the same manner and at the same times as would have been the case if the defeasance had not occurred. There may be additional provisions relating to defeasance that we will describe in the applicable prospectus supplement.

Governing Law

        Each indenture will provide that the debt securities and the indenture will be governed by, and their provisions will be construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

        As of March 6, 2003, 46,245,012 shares of common stock were outstanding and held by 72 holders of record. Subject to the rights of holders of preferred stock, the holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding up, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of our common stock at that time outstanding. All shares of common stock currently outstanding are, and all shares of common stock offered hereby when duly issued and paid for will be, fully paid and nonassessable, not subject to redemption and assessment and without conversion, preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of any class or of securities convertible into stock of any class. Our common stock is quoted on the Nasdaq National Market. The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

        If we offer shares of common stock, a prospectus supplement will describe the terms of the offering, including number of shares offered and the offering price.

Preferred Stock

        Preferred stock may be issued by us in one or more series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent that such are not fixed in our certificate of incorporation, as the board of directors determines and without any vote or action by our stockholders.

        If we offer a series of preferred stock, a prospectus supplement will describe its terms, including the following:

  •
  the maximum number and designation of shares to constitute the series;

  •
  the offering price for the shares;

  •
  the annual dividend rate, if any, and whether it is fixed or variable or both;

  •
  the date or dates from which dividends, if any, will begin to accrue or accumulate and whether dividends will be cumulative;

  •
  if payments are based on an index or formula, the manner in which the payments will be determined;

  •
  the terms and conditions of our right, if any, to redeem the shares;

  •
  the liquidation preference, if any, of the shares;

  •
  the terms and conditions of your right, if any, to cause us to redeem the shares;

  •
  whether the shares will be subject to operation of a retirement or sinking fund and, if so, the terms and provisions of the fund;

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  the terms and conditions of your right, if any, to convert the shares into, or exchange the shares for, shares of any other series or class of our capital stock or the capital stock of another corporation;

  •
  voting rights, if any, of the shares;

  •
  any securities exchanges or markets on which the shares will be listed;

  •
  the material federal income tax consequences under U.S. law of owning the shares;

  •
  whether we will offer the shares, in whole or in part, in book-entry form represented by global securities and, if so, the depositary for the global securities and the specific depositary arrangement with respect to the shares; and

  •
  any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the shares.

        On May 28, 2002, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of our Series A Preferred Stock at a purchase price of $350 in cash, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 28, 2002, between us and Computershare Investor Services LLC, as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 15% or more (or commences a tender offer for 15% or more) of our common stock. If any person or group acquires 15% or more of our common stock, each right (other than those held by the acquiring person) will entitle the holder to receive, instead of one ten-thousandth of a share of Series A Preferred Stock, our common stock having a market value of approximately two times the $350 exercise price. The rights expire on May 28, 2015 and can be redeemed by us at any time prior to their becoming exercisable. The Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. If you would like more information about the Rights Agreement, you should read its more detailed provisions.

Certain Corporate Provisions

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either:

  •
  prior to the date on which the stockholder became an interested stockholder, the corporation's board of directors approved either the business combination or the transaction in which the person became an interested stockholder;

  •
  the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

  •
  the business combination is approved by the board of directors and by two- thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of the stockholders (and not by written consent) held on or subsequent to the date of the business combination.

An "interested stockholder" is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

        In addition to the preferred stock purchase rights under our Rights Agreement described above under "—Preferred Stock," our certificate of incorporation and by-laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Some of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of us. These provisions include:

  •
  a requirement that stockholder action may be taken only at stockholder meetings and not be written consent;

  •
  notice requirements relating to nominations to our board of directors and to the raising of business matters at stockholders meetings; and

  •
  the classification of the board of directors into three classes, each serving for staggered three-year terms.

PLAN OF DISTRIBUTION

        We may offer the securities directly to you, to or through underwriters, through dealers or agents or through a combination of these methods. A prospectus supplement will disclose the following information:

  •
  the underwriters, dealers or agents involved in the offering under this prospectus;

  •
  the terms of the offering, including the purchase price of the securities and proceeds to us from the sale of the securities;

  •
  the underwriting discounts and commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed, reallowed or paid to dealers, which may change from time to time;

  •
  the terms of any offers to purchase securities solicited by us directly from investors;

  •
  the terms of any over-allotment option that we grant to the underwriters;

  •
  the anticipated delivery date of the securities; and

  •
  the securities exchanges or markets on which the securities may be listed.

        If we use underwriters in an offering of securities, we will execute an underwriting agreement with the underwriters. If we use an underwriter or an underwriting syndicate in an offering, the underwriter(s) will purchase all of the securities for their own account(s), subject to certain conditions, and may resell them from time to time in one or more transactions at:

  •
  a fixed price or prices which may be changed;

  •
  prevailing market prices;

  •
  prices relating to the prevailing market prices; or

  •
  negotiated prices.

        If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we use an agent in an offering of securities, the agent will act on a best efforts basis for the period of its appointment unless we indicate otherwise in the applicable prospectus supplement.

        Any dealer or agent that we use in an offering of securities may be deemed an underwriter within the meaning of the Securities Act, and any discounts or commissions received by them from us, and any profit on the resale of the securities by them, may be treated as underwriting discounts and commissions under the Securities Act. We may solicit offers to purchase securities from, and we may sell securities directly to, institutional investors or others who may be deemed underwriters within the meaning of the Securities Act when they resell the securities. We may enter into agreements with any underwriters, dealers and/or agents that we use in an offering of securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act.

        If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors that we approve to purchase securities pursuant to contracts that provide for payment and delivery at a future date. These institutional investors with whom we may enter into delayed purchase contracts include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The obligations of the institutional investors will not be subject to any conditions, except that:

  •
  the purchase by an institution of the securities may not, at the time of delivery, be prohibited under the laws of any jurisdiction to which it is subject; and

  •
  if the securities are also being sold to underwriters, we must sell to underwriters the securities not subject to delayed delivery.

The underwriters or other agents will not have any responsibility regarding the validity or performance of the delayed purchase contracts.

        Some of the underwriters, dealers or agents and their associates may engage in transactions with, serve as financial advisors to and perform other general financing and bank services for us and for our affiliates in the ordinary course of business.

        Some persons participating in the offering may engage in, and discontinue at any time, transactions that stabilize, maintain or otherwise affect the price of the securities in order to facilitate an offering of the securities. These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than they have purchased from us who then cover the over-allotments or short positions by purchasing securities in the open market or by exercising any over-allotment option granted to them by us. These transactions may also include bidding for or purchasing securities in the open market or imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.

        Other than our common stock, which is quoted on the Nasdaq National Market, each series of securities will be a new issue of securities with no established trading market. Any common stock sold pursuant to this prospectus will be quoted on the Nasdaq National Market. Other securities may or may not be listed or quoted on a national securities exchange or market, and a secondary market may not be created, or if created, may not continue for these securities.

LEGAL MATTERS

        The validity of our securities offered hereby and other legal matters will be passed upon for us by Katten Muchin Zavis Rosenman, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Career Education Corporation and Subsidiaries as of December 31, 2002 and for the year then ended appearing in Career Education Corporation's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Career Education Corporation and Subsidiaries as of December 31, 2001 and for the two years in the period then ended appearing in Career Education Corporation's Annual Report (Form 10-K) have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of securities pursuant to the prospectus contained in this registration statement. The Registrant will pay all of these expenses.

Approximate Amount
Securities and Exchange Commission registration fee		$24,270
Nasdaq National Market fee		*
Accountants' fees and expenses		*
Legal fees and expenses		*
Transfer Agent and Registrar fees and expenses		*
Trustee's fees and expenses		*
Rating agencies' fees		*
Printing and engraving		*
Miscellaneous expenses		*

Total	$	*

*
To be provided by amendment

        All expenses other than the Securities and Exchange Commission registration fee are estimated.

  Item 15.    Indemnification of Directors and Officers

        Article XII of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, except that the Registrant shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. In addition, Article XII of the Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

        The Registrant has entered into indemnity agreements with each of its directors. These agreements may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

        The Registrant maintains liability insurance for its directors and officers.

        Under the terms of any underwriting agreement entered into for the offering of securities hereunder, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control us within the meaning of the Securities Act against certain liabilities.

   Item 16.    Exhibits and Financial Statement Schedules

(a)	Exhibits.
1+	Form of Underwriting Agreement for common stock, preferred stock and debt securities.
4.1*	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2**	Amended and Restated Bylaws of the Registrant.
4.3***	Specimen stock certificate representing common stock.
4.4****	Credit Agreement dated as of December 19, 2002 among Career Education Corporation, as borrower, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association and JPMorgan Chase Bank, as Co-Syndication Agents, SunTrust Bank, as Documentation Agent, and the other lenders named therein.
4.5*	Credit Agreement dated as of February 18, 2003 among International Academy of Merchandising & Design (Canada) Ltd., Académie Internationale du Design Inc./International Academy of Design Inc., Softtrain Institute Inc., Retter Business College Corp., Bank of America, N.A., acting through its Canadian branch, as Canadian Administrative Agent, and the other lenders named therein.
4.6*****	Rights Agreement dated as of May 28, 2002 between Career Education Corporation and Computershare Investor Services, LLC which includes as Exhibit A, the Form of Certificate of Designations, as Exhibit B, the Form of Rights Certificate and as Exhibit C, the Summary of Rights to Purchase Preferred Shares.
4.7++	Form of Indenture.
4.8+	Form of Note with respect to each particular series of debt securities issued hereunder.
4.9+	Certificate of designation, preferences and rights with respect to each particular series of preferred stock issued hereunder.
5++	Opinion of Katten Muchin Zavis Rosenman as to the legality of the securities being registered (including consent).
12	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Ernst & Young LLP with respect to financial statements of the Registrant.
23.2	Explanation Concerning Absence of Consent of Arthur Andersen LLP with respect to financial statements of the Registrant.
24	Power of Attorney (included on signature page hereto).
25+	Statement of Eligibility on Form T-1 of the Trustee under the Indenture.

+	To be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC and incorporated by reference herein.
++	To be filed as an amendment.
*	Incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2002.
**	Incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1997.
***	Incorporated herein by reference to our Registration Statement on Form S-1, effective as of January 28, 1998.
****	Incorporated herein by reference to our Current Report on Form 8-K filed on December 20, 2002.
*****	Incorporated herein by reference to our Registration Statement on Form 8-A, effective as of May 28, 2002.

   Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 10th day of March, 2003.

CAREER EDUCATION CORPORATION
By:	/s/ John M. Larson John M. Larson Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John M. Larson and Patrick K. Pesch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 10, 2003.

Signature	Title

/s/ John M. Larson John M. Larson	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer) and a Director
/s/ Patrick K. Pesch Patrick K. Pesch	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director (Principal Financial and Accounting Officer)
/s/ Dennis H. Chookaszian Dennis H. Chookaszian	Director
/s/ Robert E. Dowdell Robert E. Dowdell	Director
/s/ Thomas B. Lally Thomas B. Lally	Director

/s/ Wallace O. Laub Wallace O. Laub	Director
/s/ Keith K. Ogata Keith K. Ogata	Director

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
    Item 14. Other Expenses of Issuance and Distribution
    Item 15. Indemnification of Directors and Officers
    Item 16. Exhibits and Financial Statement Schedules
    Item 17. Undertakings.
SIGNATURES